Exhibit 10

                                                     INDEMNITY AGREEMENT

                        This Agreement is made as of the 11th day of November 11, 2005 by and between TAYLOR DEVICES, INC., a New York corporation having an office at 90 Taylor Drive, North Tonawanda, New York 14120-0748 (the "Corporation"), and Reginald B. Newman II, an individual residing at 65 Briarhill, Williamsville, New York 14221 ("Indemnitee"), a director of the Corporation.

                        WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available; and

                        WHEREAS, it is the policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

                        WHEREAS, Section 722 of the Business Corporation Law of New York, under which the Corporation is organized, empowers corporations to indemnify any person serving as a director, officer, employee or agent of the corporation and any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and such Section 722 specifies that the indemnification set forth therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise; and

                        WHEREAS, in order to serve, Indemnitee desires indemnification to the extent of the maximum protection permitted by law.

                        NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Corporation and Indemnitee hereby agree as follows:

                        1.         Agreement to Serve.  Indemnitee agrees to serve as a director and/or officer of the Corporation for so long as he is duly elected or appointed or until the effective date of his written resignation.  This Agreement does not constitute an employment agreement or confer any employee or other compensation rights other than the rights with respect to indemnification, advancement or Expenses (as defined below) and, if any, maintenance of directors and officers liability insurance specified herein.

                        2.         Definitions.  As used in this Agreement:

                                    (a)        The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party, a witness or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement may be provided under this Agreement.

                                    (b)        The term "Expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements, but shall not include the amount of judgments, fines or penalties against Indemnitee.

                                    (c)        "Change in Control" means a change in control of the Corporation occurring after the date of this Agreement of a nature that would be required to be reported under the Securities Exchange Act of 1934 or any regulation or rule thereunder (collectively the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than a person who is presently a member of the board of directors of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d‑3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (ii) the Corporation is a party to a merger, consolidation, sales of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors of the Corporation in office immediately prior to such transaction or event constitute less than a majority of the board of directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute a majority of the board of directors.

                                    (d)        "Corporate Status" means and describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of any other "Other Enterprise."

                                    (e)        The term "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                                    (f)         The term "Other Enterprise" shall include any wholly or partly owned subsidiary of the Corporation, any employee compensation or benefit plan of any one or more of the Corporation and its subsidiaries and affiliates, and any other corporation, partnership, joint venture, trust or enterprise of which the Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or otherwise.

                                    (g)        Reference to "fines" shall include, any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

                        3.         Indemnity and Advancement of Expenses to the Extent Permitted by Law.  Subject to the terms of Paragraph 8 of this Agreement, the Corporation shall indemnify and advance Expenses to the Indemnitee to the fullest extent permitted by applicable law now in effect.  Without limitation of the foregoing, indemnification shall be deemed to be permitted by applicable law for purposes of this Agreement if indemnification is required by Paragraph 4 or 5 hereof, and advancement of expenses shall be deemed permitted under applicable law, and as more particularly set forth in Paragraph 8 hereof.

                        4.         Indemnity in Third Party Proceedings.  The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, liabilities, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.

                        5.         Indemnity in Proceedings By or In the Right of the Corporation.  The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor (a "Corporation Claim") against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Paragraph 5 for (i) judgments, fines, penalties, or amounts paid in settlement by or on behalf of Indemnitee; or (ii) other Expenses in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite any adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such judgments, fines, penalties, or Expenses as such court shall deem proper.

                        6.         Exceptions to Indemnitee's Rights.  Notwithstanding any other provisions of this Agreement, the Corporation shall not be liable to make any payment in connection with any claim made against the Indemnitee:

                                    (a)        to the extent that payment is actually made to Indemnitee under any insurance policy;

                                    (b)        to the extent that Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;

                                    (c)        if such claim is proven by a final judgment in a court of law or in other adjudication to have been based upon or attributable to the Indemnitee's having gained any personal profit or advantage to which he was not legally entitled;

                                    (d)        for disgorgement of profits, made from the purchase and sale by the Indemnitee of securities, pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                                    (e)        brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be entitled to the benefit of this Agreement as to any claim upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty; (ii) with actual dishonest purpose and intent; (iii) which acts were material to the cause of action so adjudicated.

                        7.         Indemnification of Expenses of Successful Party.  To the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

                        8.         Advancement of Expenses.  The Expenses incurred by Indemnitee with respect to any Proceeding governed by Paragraph 4 or 5 shall be paid by the Corporation at reasonable intervals in advance of any final resolution of such Proceeding, in each case within 20 days after the Corporation receives Indemnitee's written request therefor; provided, however, that Indemnitee shall undertake to repay such amounts to the Corporation to the extent that it is ultimately determined that Indemnitee was not entitled to indemnification of such Expense, as hereinafter provided.

            In the event, and to the extent that, the Corporation has made any advances to the Indemnitee for Expenses which are determined at some later time to be within the category of exceptions to this Agreement set forth in Paragraph 6, or to which Indemnitee is not otherwise entitled, Indemnitee hereby agrees to reimburse the Corporation in full for such Expenses, within 90 days after written notice by the Corporation of such determination; and Indemnitee further agrees that execution and delivery by him of this Agreement shall constitute a valid and binding obligation on the part of Indemnitee, and his successors and assigns, to repay such obligation in full.

                        9.         Rights of Indemnitee to Indemnification Upon Application; Procedures Upon Application.  Any indemnification under Paragraph 4 or 5 shall be made no later than 45 days after receipt of the written request of Indemnitee for indemnification together with documentation in support of such request, unless the Corporation determines within such 45‑day period that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 4 or 5, as the case may be, and is not otherwise entitled to indemnification under applicable law; provided, however, that if, within such 45‑day period, the Corporation has not reached any determination hereunder, any payment made to Indemnitee pursuant to this Paragraph 9 shall be made subject to and conditioned upon Indemnitee's agreement to reimburse the Corporation within 20 days of demand by the Corporation therefor, to the extent that the Corporation subsequently determines that Indemnitee was not entitled to receive such payment.

                                    The determination as to entitlement shall be made as follows.  If there has been no Change in Control prior to the date of determination of entitlement to indemnification, the determination shall be made by (i) the Board of Directors of the Corporation by a majority vote of a quorum consisting of Disinterested Directors; or (ii) if a quorum of Disinterested Directors is not obtainable, by independent legal counsel reasonably acceptable to the Corporation, but retained by Indemnitee at his sole expense, in a written opinion, in form and substance reasonably satisfactory to the Corporation, that indemnification in the particular case is permissible.

                        10.       Presumptions as to the Indemnitee's Conduct.   For the purposes of this Agreement, the Indemnitee's conduct shall not be deemed to have been knowingly fraudulent or deliberately dishonest, the Indemnitee shall not be deemed to have had any reasonable cause to believe the Indemnitee's conduct was unlawful, nor shall any presumption arise that the Indemnitee did not meet any particular standard of conduct or have any particular belief, if the Indemnitee's conduct was based on (i) the records or books of account of the Corporation or Other Enterprise; (ii) information supplied to the Indemnitee by an officer or officers of the Corporation or Other Enterprise in the course of such individual's duties; (iii) the advice of legal counsel for the Corporation or Other Enterprise; or (iv) information or records given or reports made to the Corporation or Other Enterprise by an independent public accountant, by an appraiser or by other experts selected by the Corporation or Other Enterprise.  The knowledge, actions or failures to act of any director, officer, employee or agent of the Corporation shall not be imputed to the Indemnitee for the purposes of determining the right to indemnification under this Agreement. An Indemnitee who acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit or compensation plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.  The termination of any Proceeding which is covered by this Agreement by judgment, order, settlement (whether with or without court approval) or conviction, or a plea of nolo contendere or its equivalent shall not of itself create a presumption for the purposes of this Agreement that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had reasonable cause to believe the conduct of the Indemnitee was unlawful.

                        11.       Indemnification Hereunder Not Exclusive.  The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Corporation's Certificate of Incorporation or By‑Laws, any agreement, any vote of shareholders or disinterested directors, the Business Corporation Law of the State of New York, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  If the New York Business Corporation Law, or the Certificate of Incorporation or By-laws of the Corporation is amended after the date of this Agreement to limit or restrict indemnification permitted to the Indemnitee, then with respect to all matters arising prior to the effective date of such amendment the Corporation shall nevertheless indemnify the Indemnitee to the fullest extent permitted by this Agreement, the Certificate of Incorporation or By-laws, and such law as in effect prior to such amendment.

                        12.       Corporation Participation in Litigation.  With respect to any proceeding for which indemnification is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Corporation may assume the defense thereof, with counsel satisfactory to the Indemnitee.  After notice from the Corporation to the Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below.  The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent.  The Indemnitee shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been approved by a majority vote of a quorum consisting of Disinterested Directors; (ii) the Indemnitee or the Corporation shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of a proceeding and shall have communicated such conclusion, with a full statement of the reasons, in writing to the Corporation; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Indemnitee's counsel shall be advanced by the Corporation.  The Corporation shall not be entitled to assume the defense of any Corporation Claim.

                        13.       Continuation of Right of Indemnification and Advancement of Expenses.  The rights of the Indemnitee under this Agreement shall continue as to the Indemnitee after termination for any reason of Corporate Status, and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the Indemnitee.

                        14.       Maintenance of Directors and Officers Liability Insurance.  The Corporation agrees that, so long as the Indemnitee shall have a Corporate Status and thereafter so long as the Indemnitee shall be subject to any Proceeding, the Corporation shall purchase and maintain in effect for the benefit of the Indemnitee one or more valid, biding and enforceable policies of directors and officers liability insurance.  The Corporation shall not be required to maintain any policies of directors and officers liability insurance if, in the sole discretion and reasonable business judgment of the directors of the Corporation, (i) such insurance is not reasonably available; or (ii) the premium cost for such insurance is substantially disproportionate to the amount of coverage provided; or (iii) the coverage provided by such insurance is so limited by exclusions that there would be insufficient benefit from such insurance.

                        15.       Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not for the total amount thereof, the Corporation shall nevertheless provide indemnification to Indemnitee for that portion of such Expenses, judgment, fines or penalties for which Indemnitee is entitled to be indemnified hereunder.

                        16.       Severability.  If any provision of this Agreement or application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

                        17.       Notice.  Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement.  In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee's power.  Notice to the Corporation shall be directed to TAYLOR DEVICES, INC., 90 Taylor Drive, North Tonawanda, New York 14120-0748, Attention: President (or such other address as the Corporation shall designate in writing to Indemnitee).  Notices to Indemnitee shall be directed to the Indemnitee at the address of the Indemnitee as shown at the beginning of this Agreement (or such other address as the Indemnitee shall designate in writing to the Corporation).  Notices shall be deemed received three days after the date postmarked if sent by prepaid mail, property addressed.

                        18.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same original.

                        19.       Applicable Law.  This Agreement shall be governed by and construed in accordance with New York law, without regard to conflict of laws.

                        20.       Successors and Assigns.  This Agreement shall be binding upon the Corporation and its successors and assigns.

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                                                                    TAYLOR DEVICES, INC.

                                                                                    By:     /s/ Douglas P. Taylor
                                                                                                Douglas P. Taylor, President

                                                                                    INDEMNITEE

                                                                                    By:     /s/ Reginald B. Newman II
                                                                                                Reginald B. Newman II